EXHIBIT 21

SUBSIDIARIES OF O-I GLASS, INC.

O-I Glass, Inc. had the following subsidiaries at December 31, 2021 (subsidiaries are indented following their respective parent companies):

Name	State/Country of Incorporation or Organization
Paddock Enterprises, LLC	Delaware
Meigs Investments LLC	Delaware
Owens-Illinois Group, Inc.	Delaware
OI General Finance Inc.	Delaware
OI General FTS Inc.	Delaware
OI Castalia STS Inc.	Delaware
OI Levis Park STS Inc.	Delaware
Owens-Illinois General Inc.	Delaware
Owens Insurance, Ltd.	Bermuda
Universal Materials, Inc.	Ohio
OI Advisors, Inc.	Delaware
OI Securities, Inc.	Delaware
OI Transfer, Inc.	Delaware
Sovereign Air, LLC	Texas
Maumee Air Associates Inc.	Delaware
OI Australia Inc.	Delaware
Continental PET Holdings Pty. Ltd.	Australia
ACI America Holdings Inc.	Delaware
ACI Ventures, Inc.	Delaware
Owens-Brockway Packaging, Inc.	Delaware
Owens-Brockway Glass Container Inc.	Delaware
O-I Packaging Solutions LLC	Delaware
O-I Bolivia Holdings Limited	United Kingdom
Vidrio Lux S.A.	Bolivia
OI Andover Group Inc.	Delaware
The Andover Group, Inc.	Delaware
Brockway Realty Corporation	Pennsylvania
NHW Auburn, LLC	Delaware
OI Auburn Inc.	Delaware
SeaGate, Inc.	Ohio
SeaGate II, Inc.	Ohio
SeaGate III, Inc.	Ohio
OIB Produvisa Inc.	Delaware
OI California Containers, Inc.	Delaware
O-I Latam Services S.A.S.	Colombia
O-I GMEC Lurin srl	Peru
O-I Business Service Center Sp. Z.o.o.	Poland
OI Puerto Rico STS Inc.	Delaware
Glass to Glass, LLC	Delaware

Name	State/Country of Incorporation or Organization
O-I Caribbean Sales & Distibution Inc.	Delaware
O-I Latam HQ, Inc.	Delaware
Bolivian Investments, Inc.	Delaware
OI International Holdings Inc.	Delaware
O-I Global Holdings LLC	Delaware
O-I Global Holdings C.V.	Netherlands
O-I Americas LLC	Delaware
O-I New Mexico Holdings B.V.	Netherlands
O-I Mexico Holdings I B.V.	Netherlands
O-I Mexico Holdings II B.V.	Netherlands
Envases de Vidrio de las Americas, S. de R.L. de C.V.	Mexico
Especialidades Operativas de America, S. de R.L. de C.V.	Mexico
Glass International OISPV, S.A.P.I. de C.V.	Mexico
Owens America, S. de R.L. de C.V.	Mexico
Nueva Fabrica Nacional de Vidrio, S. de R.L. de C.V.	Mexico
Owens Vimosa, S. de R.L. de C.V.	Mexico
Owens Vigusa, S. de R.L. de C.V.	Mexico
Owens Virreyes, S. de R.L. de C.V.	Mexico
Owens Viquesa, S. de R.L. de C.V.	Mexico
Owens Vitolsa, S. de R.L. de C.V.	Mexico
OI European Group B.V.	Netherlands
OI Hungary LLC	Delaware
O-I Hungary Kft.	Hungary
O-I Ecuador LLC	Ohio
Cristaleria del Ecuador, S.A.	Ecuador
Owens-Illinois Singapore Pte. Ltd.	Singapore
OI China LLC	Delaware
ACI Beijing Limited	Hong Kong
O-I (Tianjin) Glass Container Co., Ltd.	China
Owens-Illinois Services H.K. Limited	Hong Kong
ACI Guangdong Limited	Hong Kong
ACI Guangdong Glass Company Limited	China
ACI Shanghai Limited	Hong Kong
O-I (Shanghai) Glass Container Co., Ltd.	China
Owens-Illinois (HK) Limited	Hong Kong
O-I (Shanghai) Management Co Ltd.	China
O-I (Zhaoqing) Glass Container Co., Ltd.	China
O-I Sihui Glass Recycling Co. Ltd.	China
Owens-Illinois Holding (Australia) Pty Ltd	Australia
Owens-Illinois Holding (Australia) Pty Ltd	New Zealand
PT Kangar Consolidated Industries	Indonesia
O-I Europe Sarl	Switzerland
O-I Poland S.A.	Poland
O-I Glass Limited	United Kingdom
Vidrieria Rovira, S. L.	Spain
OI Spanish Holdings B.V.	Netherlands
Owens-Illinois Peru S. A.	Peru

Name	State/Country of Incorporation or Organization
O-I Italy spa	Italy
O-I Czech Republic A.S.	Czech Republic
San Domenico Vetraria S.r.l.	Italy
O-I Netherlands B.V.	Netherlands
Veglarec B.V.	Netherlands
O-I Europe SAS	France
O-I France SAS	France
Prover SAS	France
SCI Le Mourtis	France
Atlantique Emballage	France
O-I Glasspack Beteiligungs & Verwaltungsgesellschaft GmbH	Germany
O-I Germany GmbH & Co. KG	Germany
O-I Glasspack Verwaltungs GmbH	Germany
OI Canada Holdings B.V.	Netherlands
O-I Canada Corp.	Canada
Owens-Illinois de Venezuela, C. A.	Venezuela
Fabrica de Vidrio Los Andes, C. A.	Venezuela
CMC S.A.	Colombia
Cristaleria Peldar, S.A.	Colombia
Industria de Materias Primas S.A.S.	Colombia
Cristar S.A.S.	Colombia
Cristar Tabletop S.A.S.	Colombia
Vidrieria Fenicia S.A.S.	Colombia
Owens-Illinois do Brasil Industria e Comercio Ltda.	Brazil
Mineracao Silminas Ltda.	Brazil
Mineracao Descalvado Ltda.	Brazil
OI Finnish Holdings Oy	Finland
O-I Sales and Distribution Finland OY	Finland
O-I Estonia AS	Estonia
O-I Jaroslaw Machine Service Center	Poland
O-I LATAM B.V.	Netherlands